Exhibit 99.1

Press Release

For Release, 04:15PM ET June 25, 2024

Neonode Announces Adjournment of Reconvened Annual Meeting
of Stockholders

STOCKHOLM, SWEDEN, June 25, 2024 — Neonode Inc. (NASDAQ: NEON), announced today that its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which was reconvened to June 25, 2024, was called to order and again adjourned without any business being conducted due to a lack of the required quorum.

The Annual Meeting will reconvene on July 5, 2024 at 3:00 p.m. local time at Neonode’s principal executive office located at Karlavägen 100, 115 26 Stockholm, Sweden to provide its stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on April 26, 2024. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting.

The record date for determining stockholder eligibility to vote at the Annual Meeting will remain the close of business on April 22, 2024. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted need not take any action.

Neonode’s Board of Directors unanimously recommends that stockholders vote “FOR” all proposals and encourages all stockholders who have not already voted to do so immediately.

For more information or questions, please contact:

Interim President and Chief Executive Officer and Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

Follow us at:
Cision

LinkedIn
X

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode’s management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.